THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING
            SUBMITTED PURSUANT TO RULE 901(d) OF REGULATION S-T

                                UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

       Date  of  Report  (Date  of earliest  event  reported): March 10, 1997


                             COLLINS INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)

                                    Missouri
               (State or other jurisdiction of incorporation)

                      0-12619                         43-0985160

            Commission  File  Number      (IRS Employer Identification No.)

             421 East 30th Avenue, Hutchinson, Kansas       67502
           (Address of principal executive offices)       (Zip Code)


           Registrant's telephone number, including area code (316) 663-5551.

                                        N/A
           (Former name or former address, if changed since last report)



          11022959



          Item 5.   Other Events.

          Exhibit 1 - (Press Release of March 10, 1997) is hereby
                       incorporated by reference.



                                  SIGNATURE

         Pursuant to the requirements of the Securities Exchange
         Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    COLLINS INDUSTRIES, INC.


                                    By:  /s/ Larry W. Sayre
                                         Larry W. Sayre
                                         Vice President - Finance and
                                         Chief Financial Officer

         Date:     March 11, 1997




                                EXHIBIT INDEX

        Exhibit                  Description                  Page

          1            Press release of March 10, 1997          1





                                                       Exhibit 1


        NEWS RELEASE

        FOR IMMEDIATE RELEASE:        CONTACT: Larry W. Sayre
                                               Vice President - Finance & CFO
                                               Telephone: (316) 663-5551


         Hutchinson, Kansas, March 10, 1997 ---- COLLINS INDUSTRIES, INC. (Nasdaq: "COLL") announced today that it was unable to reach a definitive agreement with The Braun Corporation to sell certain assets of the Company's wheelchair lift product line. The Company said that it is continuing to sell its wheelchair lift products through its wholly-owned subsidiary, Mobile Tech Corporation.

         Wheelchair lift products have historically represented approximately three percent (3%) of the Company's consolidated sales and have not contributed to the Company's net earnings in recent years.

         Separately, the Company said that it is now receiving regularly scheduled deliveries of Ford and Chevrolet chassis. On February 7, 1997, the Company reported that its second fiscal quarter ending April 30, 1997 would be impacted due to Ford's shutdown of its Lorain, Ohio production plant. The Company now expects normal delivery of chassis for the balance of the fiscal year and in the forseeable future.

         Collins Industries, Inc. is a leading manufacturer of ambulances, small school buses, commercial buses and terminal trucks. The Company sells its products throughout the United States and, to a lesser extent, abroad.